CONSENT TO ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 29th day of July, 2009.

BETWEEN:

DORAL ENERGY CORP.,a Nevada corporation with its head office located at 415 W. Wall Street, Suite 500, Midland, TX 79701

(hereinafter called the “Assignor”)

OF THE FIRST PART

AND:

MILTEX OIL COMPANY., a Texas corporation with an office located at 203 West Wall Street, Suite 700, Midland, TX 79701

(hereinafter called the “Vendor”)

OF THE SECOND PART

WHEREAS:

A.                       By an agreement dated January 15, 2009 and as amended on February 23, 2009 and April 21, 2009, copies of which are attached as Schedule A hereto (collectively, the “Purchase Agreement”) between the Vendor and the Assignor, the Purchaser has the right to purchase all of the Vendor’s right, title and interest in and to certain oil and gas leases located in Cochran County, Texas and as more particularly described in the Purchase Agreement (collectively, the “Miltex Properties”);

B.                       On April 21, 2009, the Assignor issued to the Vendor 25,000 shares of the Assignor’s common stock (the “First Extension Shares”) and on May 22, 2009, the Assignor issued the Vendor an additional 25,000 shares of the Assignor’s common stock (the “Second Extension Shares”) under the Purchase Agreement (the First Extension Shares and the Second Extension Shares being collectively referred to as the “Extension Shares”); and

C.                       The Assignor wishes to assign all of the Assignor’s rights under, and interest in, the Purchase Agreement,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

CONSENT

1.                       The Vendor consents to the assignment by the Assignor of all of the Assignor’s rights, title and interest in and under the Purchase Agreement to an assignee of the Assignor’s choosing.

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CONSIDERATION

2.                       In consideration for the Vendor consenting to the assignment of the Assignor’s rights, title and interest in and under the Purchase Agreement, the Assignor agrees as follows:

(a)

If, after the date of this Agreement, the Assignor assigns its right, title and interest in and under the Purchase Agreement, and before October 21, 2009 the Assignor agrees to sell any of the Assignor’s oil and gas properties located in Eddy County, New Mexico, the Vendor shall have the option to require the Assignor to purchase any or all of the Extension Shares from the Vendor at a price per share (the “Exercise Price”) equal to the greater of:

	(i)	$3.00 per share; and

(ii)

the average of the closing price of the Assignor’s common stock as quoted on the principal market or exchange on which the Assignor’s common stock trades during the 10 trading days prior to the exercise of the option provided for in this Section 2(a).

(b)	The option referred to in Section 2(a) shall expire on October 21, 2009. The Extension Shares will be unrestricted and free to trade on October 22, 2009.

(c)

To exercise the option referred to in Section 2(a), the Vendor shall provide the Assignor written notice of its intention to do so, together with share certificates representing the Extension Shares in respect of which the option is being exercised (collectively, a “Notice of Exercise”).

(d)

Subject to Section 2(e), within 5 business days of receiving a Notice of Exercise, the Assignor shall deliver to the Vendor, a check, cashiers check, money order, bank draft or other form of payment that may be acceptable to the Vendor for an amount equal to the Exercise Price multiplied by the number of Extension Shares to which the Notice of Exercise relates and, if the Notice of Exercise is for less than the total number of Extension Shares still owned by the Vendor, a share certificate for the number of Extension Shares represented by the share certificate submitted by the Vendor as part of the Notice of Exercise less the number of Extension Shares in respect of which the option referred to in Section 2(a) was exercised.

(e)

If the Vendor exercises the option referred to in Section 2(a), and the Assignor does not have sufficient funds legally available to purchase the number of Extension Shares in respect of which the option was exercised without violating the provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”), then the Assignor shall not purchase the Extension Shares and instead:

	(i)	the Assignor shall issue to the Vendor an additional 50,000 shares of the Assignor's common stock (the “Additional Shares”) at a deemed purchase price of $3.00 per share; and

(ii)

the Assignor shall file with the United States Securities and Exchange Commission a registration statement for the resale of the Additional Shares and the Extension Shares within 15 days after the Additional Shares are

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issued, and the Assignor shall use its best efforts to cause such registration statement to be declared effective as soon as possible thereafter.

ASSIGNOR’S REPRESENTATIONS AND WARRANTIES

3.                       The Assignor represents and warrants to and covenants with the Vendor that:

(a)	the Assignor has full corporate power and capacity to enter into this Agreement and this Agreement has been validly authorized, executed and delivered by the Assignor; and

(b)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of the Assignor, any shareholders’ or directors’ resolutions, or of any indenture, other agreement, written or oral, to which the Assignor may be bound or to which it may be subject, or any judgment, decree, order, rule or regulation of any court or administrative body by which the Assignor is bound, or any statute or regulation applicable to the Assignor.

VENDOR’S REPRESENTATIONS AND WARRANTIES

4.	The Vendor represents and warrants to and covenants with the Assignor that:

	(a)	the Vendor has full corporate power and capacity to enter into this Agreement and this Agreement has been validly authorized, executed and delivered by the Vendor; and

(b)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of the Vendor, any shareholders’ or directors’ resolutions, or of any indenture, other agreement, written or oral, to which the Vendor may be bound or to which it may be subject, or any judgment, decree, order, rule or regulation of any court or administrative body by which the Vendor is bound, or any statute or regulation applicable to the Vendor.

REPRESENTATIONS AND WARRANTIES SURVIVE

5.                       The representations and warranties of the parties shall survive the completion of the assignment of the Purchase Agreement. Each party agrees to indemnify the other against any loss or damage sustained by such other party, directly or indirectly, by reason of a breach of any of the particular party’s warranties or representations. The parties acknowledge that the they have entered into this Agreement relying on the warranties and representations provided by each to the other, and no information which is now known or which may hereafter become known to the parties or their particular officers, directors or professional advisors, will limit or extinguish the right to indemnity hereunder.

MISCELLANEOUS

6.                       The parties shall do such further and other acts and execute such further and other documents as may be necessary to carry out the true intent and purposes of this Agreement fully and effectively.

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7.                       Any notice required to be given under this Agreement shall be in writing and addressed to the parties as hereinbefore set out and may be delivered or faxed to the address set out on the front of this Agreement. Any notice given as aforesaid shall be deemed to have been received, if delivered, when delivered or, if faxed, on the business day after the date of faxing.

8.                       This Agreement shall enure to the benefit of and be binding upon the parties, their respective successors and assigns.

9.                       Time shall be of the essence hereof.

10.                     The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

11.                     The headings used in this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

12.                     Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

13.                     This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

DORAL ENERGY CORP.

Per:	/s/ Everett Willard Gray, II
Name: Everett Willard Gray, II
Title: Chief Executive Officer

MILTEX OIL COMPANY

Per:	/s/ Greg L. Hilgemeier
Name: Greg L. Hilgemeier
Title: President

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SCHEDULE ‘A’

1.	Letter Agreement dated January 15, 2009 between Doral Energy Corp. and Miltex Oil Company (the “Original Agreement”).

2.	Letter Agreement dated February 23, 2009 between Doral Energy Corp. and Miltex Oil Company amending the Original Agreement.

3.	Letter Agreement dated March 31, 2009 between Doral Energy Corp. and Miltex Oil Company amending the Original Agreement.

4.	Letter Agreement dated April 21, 2009 between Doral Energy Corp. and Miltex Oil Company amending the Original Agreement.

See attached.